Exhibit 99.1

Zoned Properties Announces Expansion of Leased Space at Chino Valley Cultivation Facility

Medical Marijuana Tenant Expands Operations from 15,000 to 25,000 square feet

SCOTTSDALE, Ariz., October 13, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced that it has signed an amendment to the existing Lease Agreement with its tenant at the company’s Chino Valley Cultivation Facility in Chino Valley, Arizona. The amendment increases the monthly rent for the property by more than 30% effective in November of 2016.

The licensed medical marijuana cultivator is expanding its current operation from 15,000 to 25,000 square feet of operational space. The tenant plans to use the additional 10,000 square feet of space for additional cultivation and processing. The facility is located within an 11 acre developed area on a larger 50-acre site owned by Zoned Properties. The lease terms are Triple Net (NNN) and the expanded development will utilize Zoned Properties’ Triple-Set (SSS) development and design model. Zoned Properties continues to proceed with the next phases of the project, which include expanding the facility to up to 45,000 square feet of operational space.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “This expansion is part of a master plan designed in partnership with our tenant to facilitate a timely and strategic expansion of their business operations while creating solid investment returns for our shareholders. Our critical selection of properties and tenants combined with our methodical approach to property development supports our strategy for sustainable value creation and optimal utilization of our assets.”

Zoned Properties completed a previously approved and announced power expansion at the facility for an additional 3,000 amps of electric service through the local utility company. Monthly rental payments will increase from the current $42,000 to $55,000 beginning in November 2016. Terms of the amended lease agreement preserve the annual rent escalator of 5% through the first ten years of the amended lease.

Zoned Properties has invested approximately two-thirds of the construction budget, which was estimated at approximately $950,000 at the start of the project.

“In the last 45 days, we have signed agreements with existing tenants to increase the leased space at our properties in Tempe, Arizona and Chino Valley, Arizona by a total of 20,000 square feet, significantly increasing the monthly rental potential as properties are developed and improved,” continued Mr. McLaren. “Our diverse portfolio has the potential for meaningful expansion as we continue our measured efforts to fully develop the existing land, utilizing our innovative Triple-Set (SSS) development and design model to ensure sustainable tenant success.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com